LEGG MASON PARTNERS INCOME FUNDS
LEGG MASON PARTNERS CAPITAL AND INCOME FUND

Sub-Item 77C

Registrant incorporates by reference Registrant's definitive materials dated September 14, 2006, filed on September 14, 2006.
(Accession No. 0001193125-06-190652)